As filed with the Securities and Exchange Commission on December 15, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RigNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	76-0677208
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1880 S. Dairy Ashford, Suite 300

Houston, Texas 77077-4760

(281) 674-0100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William D. Sutton

1880 S. Dairy Ashford, Suite 300

Houston, Texas 77077-4760

(281) 674-0100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Fulbright & Jaworski L.L.P.

1301 McKinney, Suite 5100

Houston, Texas 77010

(713) 651-5151

Attention: Brian Fenske

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)
Primary Offering:
Senior Debt Securities
Subordinated Debt Securities
Common Stock, par value $.001 per share
Preferred Stock, par value $.001 per share
Warrants
Units
Total			$150,000,000(2)(3)	$17,190
Secondary Offering:
Common Stock of RigNet, Inc. by the selling stockholders, par value $.001 per share	8,037,713(5)	$15.76(6)	$126,674,357(6)	$14,517
Total				$31,707

(1)	With respect to the primary offering, there are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants, such indeterminate number of units, such indeterminate principal amount of senior debt securities and such indeterminate principal amount of subordinated debt securities as shall have an aggregate initial offering price not to exceed $150,000,000. If any senior debt securities or subordinated debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $150,000,000, less the dollar amount of any securities previously issued hereunder. In general, the securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any registered securities.
(2)	With respect to the primary offering, the proposed maximum offering price will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(3)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457 under the Securities Act.
(4)	Estimated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price.
(5)	In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of common stock being registered for the selling stockholders hereunder include such indeterminate number of shares as may be issuable as a result of stock splits, stock dividends or similar transactions. Includes 1,404,544 shares of common stock subject to subject to warrants which are currently exercisable.
(6)	Estimated pursuant to Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of the Registrant’s common stock on December 8, 2011, as reported by The NASDAQ Stock Market, Inc.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS Dated December 15, 2011 (Subject to completion)

RigNet, Inc.

$150,000,000

Senior Debt Securities

Subordinated Debt Securities

Common Stock

Preferred Stock

Warrants

Units

8,037,713 Shares of Common Stock Offered by the Selling Stockholders

This prospectus will allow us to offer and sell up to an aggregate of $150,000,000 of our senior debt securities, subordinated debt securities, common stock, preferred stock, warrants and units from time to time at prices and on terms to be determined at or prior to the time of the offering. In addition, the selling stockholders named in this prospectus may offer and sell up to an aggregate of 8,037,713 shares of common stock, from time to time, on the terms described in this prospectus or in the applicable prospectus supplement, if any. We or the selling stockholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If we or the selling stockholders offer and sell these securities to or through underwriters, dealers or agents, their names and other applicable details will be included in a prospectus supplement.

This prospectus describes the general terms of the securities we may offer. The specific terms of any securities and the specific manner in which we will offer them will be included in a supplement to this prospectus relating to that offering.

We encourage you to carefully read this prospectus and any applicable prospectus supplement before you invest in our securities. We also encourage you to read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information on us and for our financial statements. This prospectus may not be used to consummate sales of our securities unless accompanied by a prospectus supplement.

Our common stock is traded on the NASDAQ Global Select Market (NASDAQ) under the symbol “RNET”. On December 14, 2011, the last reported sale price of our common stock on NASDAQ was $15.76.

We urge you to carefully review and consider the information under the heading “Risk Factors” on page 4 of this prospectus and in the applicable prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total offering price of $150,000,000 and the selling stockholders named in this prospectus may sell up to 8,037,713 shares of common stock. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. In addition, if the selling stockholders offer securities to or through underwriters, dealers or agents, their names and other applicable details will be included in a prospectus supplement. Any such prospectus supplement may also add, update or change information contained in this prospectus. You should read both the prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized any selling stockholder, dealer, salesman or other person to give you any information or to make any representations other than those contained in this prospectus and in the documents we incorporate into this prospectus. You should not rely on any information or representations that are not contained in this prospectus or in the documents we incorporate by reference.

This prospectus is not an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Delivery of this prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to the date hereof.

As used in this prospectus, the terms “Company,” “we,” “our,” “ours” and “us” refer to RigNet, Inc. and its subsidiaries, except where the context otherwise requires or as otherwise indicated.

ABOUT RIGNET, INC.

We are a leading network infrastructure provider serving the remote communications needs of the oil and gas industry. Through a controlled and managed IP/MPLS (Internet Protocol/Multiprotocol Label Switching) global network, we deliver voice, data, video and other value-added services, under a multi-tenant revenue model. Our customers use our secure communications and private extranet to manage information flows and execute mission-critical operations primarily in remote areas where conventional telecommunications infrastructure is either unavailable or unreliable. We offer our clients what is often the sole means of communications with their remote operations, including offshore and land-based drilling rigs, offshore production facilities, energy support vessels and support offices. To ensure the maximum reliability demanded by our customers, we deliver our services through our IP/MPLS global network, tuned and optimized for remote communications with satellite endpoints, that serves oil and gas customers in North America and internationally.

The emergence of highly sophisticated processing and visualization systems has allowed oil and gas companies to make decisions based on reliable and secure real-time information carried by our network from anywhere in the world to their home offices. We deliver turnkey solutions and value-added services that simplify the management of multiple communications services, allowing our customers to focus their attention on their core oil and gas drilling and production operations. Our customer solutions enable broadband data, voice and video communications with quality, reliability, security and scalability that we believe is superior to conventional switched transport networks. Key aspects of our services include:

•

managed services solutions offered at a per rig, per day subscription rate primarily through customer agreements with terms that typically range from one month to three years, with some customer agreement terms as long as five years;

•

enhanced end-to-end IP/MPLS global network to ensure significantly greater network reliability, faster trouble shooting and service restoration time and quality of service for various forms of data traffic;

•	enhanced end-to-end IP/MPLS network allows new components to be plugged into our network and be immediately available for use (plug-and-play);

•	a network designed to accommodate multiple customer groups resident at a site, including rig owners, drillers, operators, service companies and pay-per-use individuals;

•	value-added services, such as Wi-Fi hotspots, Internet kiosks and video conferencing, benefitting the multiple customer groups resident at a site;

•

proactive network monitoring and management through a network operations center that actively manages network reliability at all times and serves as an in-bound call center for trouble shooting, 24 hours per day, 365 days per year;

•	engineering and design services to determine the appropriate product and service solution for each customer;

•	installation of on-site equipment designed to perform in extreme and harsh environments with minimal maintenance; and

•	maintenance and support through locally-deployed engineering and service support teams and warehoused spare equipment inventories.

We believe our solutions help our customers increase their revenue and better manage their costs and resource allocations through the delivery, use and management of real-time information. We believe our commitment to our customers and the embedded nature of our solutions strengthens and extends our customer relationships.

We have lower capital expenditures than other remote communications providers because we do not own or operate any satellites, develop or manufacture communications or networking equipment, own terrestrial wireless facilities and landlines, or, as a general rule, own or operate teleport facilities. In order to provide our services, we procure bandwidth from independent fixed satellite-services operators and terrestrial wireless and landline providers to meet the needs of our customers for end-to-end IP-based communications. We own the network infrastructure and communications equipment we install on customer sites as well as co-located equipment in third party teleport facilities and data centers, all of which we procure through various equipment providers. By owning the onsite network infrastructure and communications equipment, we are better able to ensure the high quality of our products and services and agnostically select the optimal equipment suite for each customer. Our network and communications services are designed to accommodate all customers on offshore rigs including rig owners, drillers, operators, service companies and pay-per-use individuals, such as off-duty rig workers and visiting contractors, vendors and other visitors. Our communications services are initially offered to rig owners and drillers, and the initial investment is leveraged through up-selling communications services to other parties present on the rigs, such as operators, service companies and pay-per-use individuals, as well as through cross selling value-added services.

Our principal executive offices are located at 1880 Dairy Ashford, Suite 300, Houston, Texas 77077. Our main telephone number is (281) 674-0100. Our Internet website is http://www.rig.net. Information contained on our website is not incorporated by reference in this prospectus and you should not consider information contained on our website as part of this prospectus.

RISK FACTORS

An investment in our securities involves risks. We urge you to carefully consider all of the information contained in or incorporated by reference in this prospectus and other information which may be incorporated by reference in this prospectus or any prospectus supplement as provided under “Incorporation of Certain Information by Reference,” including our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. If any of these risks occur, our business, financial condition or results of operation could be adversely affected.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by those forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “intend,” “expect,” “plan,” “budget,” “forecast,” “guidance,” “anticipate,” “believe,” “estimate,” “projects,” “predict,” “potential,” or “continue,” or the negative of such terms or other comparable terminology. You are cautioned that such forward-looking statements involve significant known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by those forward-looking statements.

These statements may include statements about:

•	new regulations, delays in drilling permits or other changes in the drilling industry;

•	competition and competitive factors in the markets in which we operate;

•	demand for our products and services;

•	the advantages of our services compared to others;

•	changes in customer preferences and our ability to adapt our product and services offerings;

•	our ability to develop and maintain positive relationships with our customers;

•	our ability to retain and hire necessary employees and appropriately staff our marketing, sales and distribution efforts;

•	our cash needs and expectations regarding cash flow from operations;

•	our ability to manage and grow our business and execute our business strategy;

•	our strategy; and

•	our financial performance.

The forward-looking statements contained in this prospectus and in the documents incorporated by reference into this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect management’s best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties beyond our control. In addition, management’s assumptions may prove to be inaccurate. We caution you that the forward-looking statements contained in this prospectus and in the documents incorporated by reference into this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking statements or events will occur. Future results may differ materially from those anticipated or implied in forward looking statements due to factors described under “Risk Factors” above and other factors that are unknown to us. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our future results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. The forward-looking statements speak only as of the date made, and other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus. This prospectus, which is included in the registration statement, does not contain all of the information in the registration statement. For further information regarding the Company and our securities, please see the registration statement and our other filings with the SEC, including our annual, quarterly and current reports and proxy statements, which you may read and copy at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC’s Internet website at http://www.sec.gov. Our Internet website address is http://www.rig.net. Information contained on our website is not part of this prospectus, unless specifically so designated and filed with the SEC.

We furnish holders of our common stock with annual reports containing audited financial statements prepared in accordance with accounting principles generally accepted in the United States following the end of each fiscal year. We file reports and other information with the SEC pursuant to the reporting requirements of the Exchange Act.

Our common stock is listed on NASDAQ and we are required to file reports, proxy statements and other information with NASDAQ. You may read any document we file with NASDAQ at the offices of The NASDAQ Stock Market, Inc. which is located at 9600 Blackwell Road, Rockville, MD 20850.

Descriptions in this prospectus of documents are intended to be summaries of the material, relevant portions of those documents, but may not be complete descriptions of those documents. For complete copies of those documents, please refer to the exhibits to the registration statement and other documents filed by us with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the applicable offering under this prospectus and any applicable prospectus supplement is terminated, other than information furnished to the SEC under Item 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Exchange Act and is not incorporated in this prospectus:

•	Our Annual Report on Form 10-K for our fiscal year ended December 31, 2010, filed with the SEC on March 30, 2011;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 12, 2011;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed with the SEC on August 11, 2011;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, filed with the SEC on November 10, 2011;

•	Our Current Reports on Form 8-K filed with the SEC on May 13, 2011 and May 31, 2011; and

•	The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on December 10, 2010.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference). Requests for such copies should be directed to:

RigNet, Inc.

1880 S. Dairy Ashford, Suite 300

Houston, Texas 77077-4760

(281) 674-0100

Attention: Corporate Secretary

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we may use the net proceeds from the sale of the offered securities for various business purposes, including strategic acquisitions, capital expenditures, working capital, the repurchase and redemption of our securities and other general corporate purposes. From time to time, we may invest any such proceeds in short-term marketable securities. We are not currently in negotiations with any potential targets, however, we may elect to use the proceeds from the sale of the offered securities to acquire assets and businesses in the telecommunications industry that from time to time become available to us provided that such acquisitions are deemed to be in the best interests of our Company and our stockholders by our Board of Directors.

Selling stockholders may offer and sell up to an aggregate of 8,037,713 shares of our common stock from time to time under this prospectus. We will not receive proceeds of any sale of securities by selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES

AND

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

We have computed the following ratio of earnings to fixed charges for each of the following periods on a consolidated basis. You should read the following ratio in conjunction with our consolidated financial statements and the notes to those financial statements that are incorporated by reference in this prospectus. The ratio of earnings to combined fixed charges and preference dividends for the periods presented is the same as the ratio of earnings to fixed charges since we have no outstanding preferred stock and, therefore, no dividend requirements.

	Year Ended December 31,								Nine Months Ended September 30, 2011
	2006		2007	2008	2009		2010
Ratio of Earnings to Fixed Charges(1)(2)	—	(3)	0.8	4.5	—	(4)	—	(5)	12.6

(1)	In calculating the ratio of earnings to fixed charges, “earnings” consist of pretax income (loss) before adjustment for noncontrolling interests in consolidated subsidiaries or income or loss from equity investees, plus fixed charges (excluding capitalized interest), plus amortization of capitalized interest, plus distributed income of equity investees, less preference security dividend requirements of consolidated subsidiaries, less the noncontrolling interest in pre-tax income of subsidiaries that have no incurred fixed charges. “Fixed charges” represent interest incurred (whether expensed or capitalized), amortization of debt costs, an estimate of the interest within rental expense and preference security dividend requirements of consolidated subsidiaries.
(2)	For purposes of calculating the ratio of earnings to fixed charges, the amount included in the calculation for distributed income from equity investees is reflected in the period the related distribution was officially approved by the equity investee’s board of directors even when cash may have been received in the form of an advance from the equity investee in a previous period.
(3)	Due to our loss in 2006, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of $16.4 million to achieve a coverage ratio of 1:1.
(4)	Due to our loss in 2009, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of $14.9 million to achieve a coverage ratio of 1:1.
(5)	Due to our loss in 2010, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of $7.3 million to achieve a coverage ratio of 1:1.

PLAN OF DISTRIBUTION

We may use this prospectus and any accompanying prospectus supplement to sell our securities from time to time as follows:

•	directly to purchasers;

•	through agents;

•	through underwriters;

•	through dealers; and

•	through any other method permitted by applicable law.

We, or agents designated by us, may directly solicit, from time to time, offers to purchase our securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. We will name the agents involved in the offer or sale of our securities and describe any commissions payable by us to these agents in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements which may be entered into with us to indemnification by us against specific civil liabilities, including liabilities under the Securities Act. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

If we utilize any underwriters in the sale of our securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the applicable prospectus supplement, which will be used by the underwriters to make resales of our securities in respect of which this prospectus is delivered to the public. In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum fees or other items of value to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this registration statement. We may indemnify the underwriters under the relevant underwriting agreement against specific liabilities, including liabilities under the Securities Act. The underwriters may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

If we utilize a dealer in the sale of our securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. We may indemnify the dealers against specific liabilities, including liabilities under the Securities Act. The dealers may also be our customers or may engage in transactions with, or perform services for us in the ordinary course of business.

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

The place and time of delivery for our securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.

SELLING STOCKHOLDERS

We are registering 8,037,713 shares of common stock to permit the stockholders listed in the table below, which we otherwise collectively refer to as the selling stockholders, and their permitted assigns who or that receive their shares after the date of this prospectus, to resell the shares in the manner contemplated under “Distribution by Selling Stockholders.”

The following table sets forth the number of shares of common stock owned by the selling stockholders prior to this offering, the number of shares of common stock to be offered for sale by the selling stockholders in this offering, the number of shares of common stock to be owned by the selling stockholders after completion of the offering and the percentage of common stock to be owned by the selling stockholders after given effect to the completion of the offering as of the date hereof. We have prepared the table based on information given to us by, or on behalf of, the selling stockholders on or before December 14, 2011. Information about the selling stockholders may change over time. Any changed information given to us by the selling stockholders will be set forth in prospectus supplements or amendments to this prospectus if any and when necessary. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any of the shares.

Selling Stockholders	Number of Shares of Common Stock Beneficially Owned Prior to the Offering(1)		Number of Shares of Common Stock to be Offered(1)(2)	Shares of Common Stock Beneficially Owned After the Offering	Percentage of Outstanding Shares of Common Stock After the Offering (%)
SMH PEG Management, LLC	13,291	(3)	13,291	—	—
SMH Private Equity Group I, L.P.	53	(3)	53	—	—
SMH PEG Management II, LLC	5,527	(3)	5,527	—	—
SMH Private Equity Group II, L.P.	223,812	(3)	223,812	—	—
SMH Private Equity Group II, L.P. FBO Charles L. Davis	5,091	(3)	5,091	—	—
Energy Growth AS	4,883,010	(4)	4,883,010	—	—
DE-PMI Partners, L.P.	360,228	(5)	360,228	—	—
Altira Technology Fund III LLC	1,261,525	(6)	1,261,525	—	—
Altira Technology Fund IV L.P.	1,285,176	(6)(7)	1,285,176	—	—
Total	8,037,713		8,037,713	—	—

(1)	The beneficial ownership of our common stock by the selling stockholders set forth in the table is determined as of December 14, 2011 in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.
(2)	We do not know when or in what amounts the selling stockholders will offer shares for sale, if at all. The selling stockholders may sell any or all of the shares covered by this prospectus. Because the selling stockholders may offer all or some of the shares from time to time pursuant to this prospectus, we cannot estimate the number of shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.
(3)	SMH PEG Management, LLC is the General Partner of SMH Private Equity Group I, LP. Charles L. Davis IV, Bruce R. McMaken and Ben T. Morris are the managers of the General Partner. The General Partner and the Managers may vote or sell securities owned by SMH Private Equity Group I. SMH PEG Management II, LLC is the General Partner of SMH Private Equity Group II, L.P. Charles L. Davis IV, Bruce R. McMaken and Ben T. Morris are the managers of the General Partner. The General Partner and the Managers may vote or sell securities owned by SMH Private Equity Group II. All such entities and individuals disclaim beneficial ownership of the referenced shares except to the extent of their pecuniary interests. Includes 167,130 shares of common stock subject to warrants which are currently exercisable by SMH Private Equity Group II, L.P. The principal place of business and principal office of each of SMH PEG Management, LLC, SMH Private Equity Group I, L.P., SMH PEG Management II, LLC, and SMH Private Equity Group II, L.P. is 600 Travis, Suite 5800, Houston, Texas 77002.

(4)	Energy Growth AS owns the shares and is a Norwegian company limited by shares. It is owned 100% by Energy Growth Holding AS, which is owned 100% by CSV III AS, which is owned 60% by the limited partnership Cubera Secondary KS. The General Partner is the limited partnership Cubera Secondary (GP) KS which owns 10% of Cubera Secondary KS. Cubera Secondary (GP) AS owns 10% of Cubera Secondary (GP) KS and is the ultimate General Partner. Jørgen Kjærnes is the Chairman of the Board and Managing Director of Cubera Secondary (GP) AS. All such entities and Mr. Kjærnes disclaim beneficial ownership of such shares except to the extent of their pecuniary interests in such shares. Includes 833,319 shares of common stock subject to warrants which are currently exercisable. The principal place of business and principal office of Energy Growth AS is c/o Cubera Private Equity AS, Tordenskioldsgate 6B, N-0160 Oslo, Norway.
(5)	Includes 36,936 shares of common stock subject to warrants which are currently exercisable. The principal place of business and principal office of DE-PMI Partners, L.P. is 600 Travis, Suite 6100, Houston, TX 77002. There are 2 general partners of DE-PMI Partners, L.P.: Michael J. Hay and Duncan Equities, Inc. Charles W. Duncan, III, President, and Michael J. Hay, Vice President, are responsible for the investment activities of Duncan Equities, Inc. and may vote or sell securities owned by DE-PMI Partners, L.P. Duncan Equities, Inc., Mr. Duncan and Mr. Hay disclaim beneficial ownership of the shares owned by DE-PMI Partners, L.P. except to the extent of their respective pecuniary interests.
(6)	Altira Group LLC is the Managing Member of Altira Technology Fund III LLC, or Fund III. Additionally, Altira Group LLC is the Managing Member, and sole member, of Altira Management IV LLC, which is the General Partner of Altira Technology Fund IV L.P., or Fund IV. Altira Group LLC and Altira Management IV LLC are collectively referred to as the GP. Fund III and Fund IV, which own the referenced shares, are collectively referred to as the Funds. Dirk McDermott and Carol McDermott are the members of Altira Group LLC, or the Managers. The GP and the Managers may vote or sell securities owned by the Funds. The GP and each of the Managers disclaim beneficial ownership of the shares owned by the funds except to the extent of their pecuniary interests. The principal place of business and principal office of each of Altira Technology Fund IV L.P. and Altira Technology Fund III LLC is 1675 Broadway, Suite 2400, Denver, Colorado 80202.
(7)	Includes 367,159 shares of common stock subject to warrants which are currently exercisable.

DISTRIBUTION BY SELLING STOCKHOLDERS

Selling stockholders may use this prospectus in connection with sales of up to 8,037,713 shares of our common stock from time to time in one or more transactions (which may involve block transactions). Sales of shares by the selling stockholders pursuant to this prospectus may, from time to time, be made on any stock exchange, market or trading facility on which the shares are traded or in private transactions. Sales may be made directly or through agents designated from time to time, or through dealers or underwriters to be designated or in negotiated transactions. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all of our fees and expenses incident to the registration of the shares of common stock.

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. In particular, the selling stockholders (including any of their donees, pledges, transferees or other successors-in-interest) may sell or distribute the shares, from time to time, by any one or more of the following methods:

•	through a firm commitment or best efforts underwriting,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale or in the over-the-counter market,

•

through a block trade (which may involve crosses) in which the seller’s broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share,

•	through the lending of such securities,

•	through the distribution of such securities by the selling shareholders to their partners, members or shareholders,

•	through purchases by a broker or dealer as principal and resale by the broker or dealer for their account pursuant to this prospectus,

•	through exchange distributions and/or secondary distributions or in the over-the-counter market in accordance with the rules of NASDAQ or the applicable exchange,

•	through ordinary brokerage transactions and transactions in which the broker solicits purchasers,

•	through privately negotiated transactions,

•	through put or call option transactions,

•	by pledge to secure debts and other obligations or on foreclosure of a pledge,

•	through short sales,

•	through a combination of any such methods of sale, or

•	through any other method permitted by applicable law.

Certain of the shares of common stock offered hereby by the selling stockholders currently are subject to issuance upon exercise of warrants. If the selling stockholder offers the shares through a broker-dealer, including in an underwritten offering or otherwise, the broker-dealer may agree to purchase from the selling stockholder a portion of the warrants, and may exercise the purchased portion of the warrants, either for cash or on a net exercise basis, and sell to the public the shares acquired upon exercise.

The selling stockholders may decide not to sell any shares of common stock. The selling stockholders may sell all or a portion of the shares beneficially owned by them and offered hereby from time to time directly to other purchasers or through one or more agents, underwriters or broker-dealers. Any selling agent, underwriter or broker-dealer may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, from purchasers of shares for whom they act as agents, or from both sources. That compensation may be in excess of customary commissions. The selling stockholders and any broker-dealers, agents and underwriters that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the “Securities Act,” in connection with the sales. Any commissions or concessions, and any profits on the sale of shares and any discounts, received by the selling stockholders and any such broker-dealers, agents or underwriters may be deemed to be underwriting discounts and commissions. Because the selling stockholders and any other selling stockholder, broker, dealer or agent may be deemed to be an “underwriter” within the meaning of the Securities Act, the selling stockholders and any other selling stockholder, broker, dealer or agent may be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of the Securities Act (including, without limitation, Sections 11, 12 and 17 thereof) and Rule 10b-5 under the Securities Exchange Act of 1934, as amended.

As of the date of this prospectus, we have not engaged any underwriter, broker, dealer or agent in connection with any distribution of securities pursuant to this prospectus by selling stockholders. Upon our notification by a selling stockholder that any material arrangement has been entered into by that selling stockholder with an underwriter or broker-dealer (or if we enter into such an agreement) for the sale of shares through a sale on NASDAQ, a privately negotiated transaction, a block trade, a purchase of shares or a portion of the warrants by an underwriter or broker-dealer or through another of the manners of offer and sale described above, we will file an amendment to this prospectus or a supplemental prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the name of the selling stockholder;

•	the number of shares being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The selling stockholders may also sell shares of common stock covered by this prospectus pursuant to Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus, including, among other things, through distributions to the selling stockholders’ general partners and/or limited partners.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. The selling stockholders and any other person participating in the sale or distribution of the shares of common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder (including, without limitation, Regulation M of the Exchange Act), which may restrict certain activities of, and limit the timing of purchases and sales of any of the shares of common stock by, the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making and certain other activities with respect to the shares of common stock. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the shares of common stock in the market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all of our expenses relating to the registration of the shares of common stock, including, SEC filing fees The selling stockholders will pay all underwriting discounts, selling commissions and any related charges applicable to their sale of the shares of common stock.

At any time a particular offer of the shares of common stock is made by the selling stockholders or their donees, pledgees, transferees or other successors-in-interest, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement and related post-effective amendment, if required, will be filed with the SEC to reflect the disclosure of any required additional information with respect to the distribution of the shares of common stock. We may suspend the sale of shares by the selling stockholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

Some of the selling stockholders are party to a registration rights agreement with us. A copy of the registration rights agreement was filed with the SEC and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. Under the terms of the registration rights agreement, we have agreed to indemnify selling stockholders who are party to that agreement and certain other persons against certain liabilities in connection with the offering of shares of common stock pursuant to the terms of the registration rights agreement, including certain liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The selling stockholders who are party to that agreement have, subject to certain limitations, agreed to indemnify us against liabilities that may arise from any written information furnished to us by them specifically for use in a prospectus used in connection with the sale of shares pursuant to the terms of the registration rights agreement.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. Other terms, and the particular terms of a specific series of debt securities (which differ from the terms described below), will be described in the prospectus supplement relating to that series. The debt securities will be senior debt securities or subordinated debt securities. The senior debt securities will be issued under an indenture (the “Senior Indenture”), to be entered into between us and a trustee named in the applicable prospectus supplement, as trustee (the “Senior Trustee”), and the subordinated debt securities will be issued under a separate indenture (the “Subordinated Indenture”) to be entered into between us and a trustee to be named in the applicable prospectus supplement, as trustee (the “Subordinated Trustee”). The term “Trustee” used in this prospectus shall refer to the Senior Trustee or the Subordinated Trustee, as appropriate. The Senior Indenture and the Subordinated Indenture are sometimes collectively referred to herein as the “Indentures” and individually as “Indenture.” The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”), and may be supplemented from time to time following execution.

The terms of the debt securities include those stated in the applicable Indenture and those made part of the Indenture by reference to the TIA. The debt securities are subject to all of those terms, and holders of debt securities are referred to the applicable Indenture and the TIA for a statement of those terms.

The statements set forth below in this section are brief summaries of certain provisions contained in the Indentures, do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, the Indentures, including the definitions of certain terms therein, and the TIA. Capitalized terms used in this section and not otherwise defined in this section will have the respective meanings assigned to them in the Indentures.

General

The debt securities will be our direct, unsecured obligations. The indebtedness represented by the senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The indebtedness represented by the subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our senior debt as described below under “Subordination.”

A prospectus supplement, the applicable Indenture and the supplemental indenture, if any, relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the form and title of the debt securities and whether the debt securities are senior debt securities or subordinated debt securities;

•	the aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

•	the date or dates on which the principal of the debt securities shall be payable;

•	the rate or rates (fixed or variable) at which the debt securities shall bear interest, if any, and the date or dates from which the interest shall accrue;

•	the dates on which interest, if any, shall be payable and the record dates for the interest payment dates;

•	the place or places where the principal of and interest, if any, on the debt securities of the series will be payable;

•	any optional or mandatory redemption or any sinking fund or analogous provisions;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

•	any provisions granting special rights to holders when a specified event occurs;

•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	any Events of Default with respect to the debt securities that differ from those set forth in the applicable Indenture;

•	provisions regarding the convertibility or exchangeability of the debt securities;

•	provisions pertaining to the issuance of debt securities in the form of global debt securities, as described below;

•	provisions relating to the modification of the terms of the debt securities or the rights of securityholders;

•	the form of and conditions to issuance of debt securities issuable in definitive form, other than as described below;

•	the identity of the trustee, the registrar for the debt securities and any paying agent; and

•	any other terms not inconsistent with the provisions of the applicable Indenture.

The debt securities of a series may be issued in registered, coupon or global form and will be denominated in an amount equal to all or a portion of the aggregate principal amount of those debt securities. See “Global Debt Securities.”

Denominations

Unless otherwise indicated in any applicable prospectus supplement, the debt securities of any series will be issued only in fully registered form in a denomination equal to $2,000 or an integral multiple of $1,000 in excess thereof.

Global Debt Securities

Certain series of the debt securities may be issued as permanent global debt securities to be deposited with a depositary with respect to that series. Unless otherwise indicated in the applicable prospectus supplement, the following is a summary of the depository arrangements applicable to debt securities issued in permanent global form and for which The Depository Trust Company, or DTC, acts as depositary.

Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee (“participants”) or persons that may hold interests through participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global debt security.

Payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing the debt securities. We expect that upon receipt of any payment of principal of, or interest on, a global debt security, DTC will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global debt security as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global debt security or at any time DTC ceases to be registered under the Exchange Act;

•	we determine in our discretion that the global debt security shall be exchangeable for definitive debt securities in registered form; or

•	there shall have occurred and be continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default under the debt securities.

Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in a denomination equal to $2,000 or an integral multiple of $1,000 in excess thereof. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the indentures. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the Indentures.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interest to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency”

registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Payment and Transfer

Unless otherwise indicated in the applicable prospectus supplement, principal of, and interest and any premium on, our fully registered debt securities will be paid at designated places. Payment will be made by check and mailed to the persons in whose names our debt securities are registered on days specified in the applicable indenture or any prospectus supplement. Debt securities payments in other forms will be paid at a place designated by us and specified in a prospectus supplement.

Fully registered securities may be transferred or exchanged at the corporation trust office of the applicable Trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge.

Covenants

Under the Indentures, we have agreed to:

•	pay the principal of, and interest and any premium on, the debt securities when due;

•	maintain a place of payment;

•	deliver an officer’s certificate to the Trustee within 150 days after the end of each fiscal year reviewing our obligations under the Indentures; and

•	deposit sufficient funds with any paying agent on or before the due date for any payment of principal, interest or premium.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, each of the following events will be an Event of Default under an Indenture with respect to any series of debt securities issued under that Indenture:

•	failure to pay principal of (or premium, if any, on) any debt security of the series when due;

•	failure to deposit a sinking fund or any other such analogous required payment, if any, when due by the terms of a debt security of the series;

•	failure to pay any interest on any debt security of the series when due, continued for 30 days;

•	failure to perform or comply with any covenant in the applicable Indenture or related supplemental indenture, continued for 90 days after written notice as provided in the Indenture;

•	certain events in bankruptcy, insolvency or reorganization affecting us; and

•	any other Event of Default set forth in the applicable indenture or supplemental indenture relating to the debt securities of that series.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under an Indenture. The applicable Trustee may withhold notice to the holders of a series of debt securities of any default, except payment defaults on those debt securities, if it considers such withholding to be in the interest of the holders.

If an Event of Default occurs and is continuing, then the applicable Trustee or the holders of a specified percentage in aggregate principal amount of the outstanding debt securities of that series may declare the entire principal amount of the debt securities of that series to be due and payable immediately; provided, however, that the holders of a majority of the aggregate principal amount of the debt securities of that series may, under certain circumstances, rescind and annul the declaration.

Subject to provisions in each Indenture relating to its duties in case an Event of Default shall have occurred and be continuing, no Trustee will be under an obligation to exercise any of its rights or powers under that Indenture at the request, order or direction of any holders of debt securities then outstanding under that Indenture, unless the holders shall have offered to the applicable Trustee reasonable indemnity. If such reasonable indemnity is provided, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee or exercising any power conferred on the Trustee, for any series of debt securities.

Defeasance

When we use the term “defeasance,” we mean a discharge from some or all of our obligations under the applicable Indenture. We may choose to either discharge our obligations on the debt securities of any series in a legal defeasance, or to be released from covenant restrictions on the debt securities of any series in a covenant defeasance. We may do so at any time on the 91st day after we irrevocably deposit with the applicable trustee sufficient cash or government securities to pay the principal, interest, any premium and any other amounts due on the stated maturity date or a redemption date of the debt securities of the series. If we choose the legal defeasance option, the holders of the debt securities of the series will not be entitled to the benefits of the applicable Indenture, except for certain obligations, including obligations to register the transfer or exchange of debt securities, to replace lost, stolen or mutilated debt securities, maintain a place of payment and certain other obligations set forth in the Indenture.

We may discharge our obligations under the Indentures or be released from covenant restrictions only if we meet certain requirements. Among other things, we must deliver to the Trustee an opinion of our legal counsel to the effect that holders of the series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, this opinion must be based on either a ruling received from or published by the Internal Revenue Service or a change in United States federal income tax law since the date of the Indenture. We may not have a default on the debt securities discharged existing on the date of deposit.

Subordination

Debt securities of a series may be subordinated to our “Senior Indebtedness,” which we define generally as money borrowed, including guarantees of payment, by us that is not expressly subordinate or junior in right of payment to any of our other indebtedness. Subordinated debt securities will be subordinate in right of payment, to the extent and in the manner set forth in the indenture, and related supplemental indenture, and the prospectus supplement relating to such series, to the prior payment of all of our indebtedness that is designated as “Senior Indebtedness” with respect to the series. Under a subordinated indenture, payment of the principal, interest and premium, if any, on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt. The Subordinated Indenture will provide that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

•	we fail to pay the principal, interest, premium, if any, or any other amounts on any senior debt when due; or

•

any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash.

The Subordinated Indenture will not limit the amount of Senior Indebtedness that we may incur.

No Individual Liability of Officers, Directors, Employees or Stockholders

No director, officer, employee or stockholder, as such, of ours or any of our affiliates shall have any personal liability in respect of our obligations under any Indenture or the debt securities by reason of his, her or its status as such.

DESCRIPTION OF CAPITAL STOCK

The following is a description of our capital stock and a summary of the rights of our stockholders and provisions pertaining to indemnification of our directors and officers. You should also refer to our Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, which are incorporated by reference in this prospectus, and to Delaware law.

General

The Company has an authorized capitalization of 200,000,000 shares of capital stock, consisting of 190,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of undesignated preferred stock, par value $.001 per share. We have a total of 2,662,762 shares of our common stock reserved and remaining to be issued for grants of options and restricted stock awards under our stock plans. As of December 1, 2011, there were 15,449,669 shares of common stock, and no shares of preferred stock outstanding. As of such date, there were 82 holders of record of common stock.

Common Stock

Subject to the prior or special rights of holders of shares of preferred stock:

Dividends. The holders of shares of common stock are entitled to any dividends that may be declared by our board of directors out of legally available funds;

Liquidation, Dissolution or Winding Up. In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of our common stock are entitled upon liquidation to share ratably in all assets remaining after payment of liabilities and the satisfaction of the liquidation preferences of any outstanding shares of preferred stock;

Redemption. The holders of shares of our common stock are not subject to, or entitled to the benefits of, any redemption or sinking fund provision;

Conversion. No holder of common stock has the right to convert or exchange any such shares with or into any other shares of capital stock of the Company;

Preemptive Rights. No holder of common stock has preemptive rights; and

Voting. Each share of common stock entitles the holder thereof to one vote, in person or by proxy, on all matters submitted to a vote of stockholders generally. Voting is non-cumulative. The outstanding shares of our common stock are fully paid and non-assessable. Except as specifically provided in the Delaware General Corporation Law (the “DGCL”) or in the Company’s certificate of incorporation or bylaws, the affirmative vote required for stockholder action shall be that of a majority of the shares present in person or represented by proxy at the meeting (as counted for purposes of determining the existence of a quorum at the meeting). Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors.

Preferred Stock

The following description of the terms of the preferred stock sets forth the general terms and provisions of the preferred stock to which any prospectus supplement may relate. Other terms of any series of the preferred stock offered by any prospectus supplement will be described in that prospectus supplement. The description of the provisions of the preferred stock set forth below and in any applicable prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and the certificate of designations relating to each series of the preferred stock. The certificate of designations will be filed with the Commission and incorporated by reference in the registration statement of which this prospectus is a part at or prior to the time of the issuance of each new series of preferred stock.

The preferred stock may be issued from time to time by our board of directors as shares of one or more classes or series. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board of directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares, to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock, in each case without any action or vote by the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction; or the issuance might facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under some circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although our board of directors is required to make any determination to issue preferred stock based on its judgment as to the best interests of our stockholders, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some or a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of the stock. The board of directors does not currently intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or the rules of any market on which our securities are traded.

The preferred stock shall have the dividend, liquidation, redemption and voting rights set forth in a prospectus supplement relating to the particular series of the preferred stock. Reference is made to the prospectus supplement relating to the particular series of the preferred stock offered by the prospectus supplement for specific terms, including:

•	the designation and stated value per share of such preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the initial public offering price at which the preferred stock will be issued;

•	the dividend rate or method of calculation, the dates on which dividends shall be payable, the form of dividend payment and the dates from which dividends shall begin to cumulate, if any;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

The preferred stock will, when issued, be fully paid and nonassessable and new series of preferred stock will not have preemptive rights. The rights of the holders of each series of the preferred stock will be subordinate to the rights of our general creditors.

Certain Anti-Takeover Effects of Certain Provisions of the Company’s Amended and Restated Certificate of Incorporation, as amended, Amended and Restated Bylaws and the Delaware General Corporation Law

In order to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control, our Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws include provisions to establish advance notice requirements for nominations for election to the board of directors or proposing matters that can be acted upon by stockholders at stockholder meetings. Further, voting is non-cumulative. The preemptive rights, conversion rights and redemption rights of the holders of our Series C Preferred Stock further discourage such takeover situations.

Additionally, Section 203 of the Delaware General Corporation Law may discourage, delay or prevent a change in control of the Company. We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law. Under Section 203, certain “business combinations” between a Delaware corporation and an “interested stockholder” are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless:

•

the business combination or the transaction which resulted in the stockholder becoming an interested stockholder was approved by the board of directors of the corporation before such stockholder became an interested stockholder;

•

upon consummation of the transaction that resulted in such stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (a) by directors who are also officers and (b) by employee stock plans in which the employees do not have a confidential right to tender stock held by the plan in a tender or exchange offer; or

•

the business combination is approved by the board of directors of the corporation and authorized at a meeting, and not by written consent, by two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

The three-year prohibition also does not apply to some business combinations proposed by an interested stockholder following the announcement or notification of an extraordinary transaction involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors.

Under the Delaware General Corporation Law, the term “business combination” is defined generally to include mergers or consolidations between the corporation or its majority-owned subsidiary and an interested stockholder, transactions with an interested stockholder involving the assets of the corporation or its majority-owned subsidiaries, and transactions that increase an interested stockholder’s percentage ownership of stock. The term “interested stockholder” is defined generally as those stockholders who become beneficial owners of 15% or more of the corporation’s voting stock, together with the affiliates or associates of that stockholder.

Indemnification of Directors and Officers

Delaware General Corporation Law. Consistent with Section 145(a) of the DGCL, RigNet may indemnify and, in certain cases, must indemnify, any person who was or is made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of RigNet as a director, officer, employee or agent of another corporation, (1) in the case of a non-derivative action, against judgments, fines, amounts paid in settlement, and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action, and (2) in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

This indemnification does not apply, (1) in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to RigNet, unless upon court order it is determined that, in view of all the circumstances of the case and despite such adjudication of liability, he is fairly and reasonably entitled to indemnity for expenses, and (2) in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

Certificate of Incorporation. Our Amended and Restated Certificate of Incorporation, as amended, provides that a director of RigNet shall not be personally liable to RigNet or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to RigNet or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of RigNet, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the amended DGCL. Additionally, the Amended and Restated Certificate of Incorporation, as amended, provides that RigNet will indemnify its officers and directors to the fullest extent permitted by the DGCL.

Bylaws. Our Amended and Restated Bylaws generally provide for indemnification, to the fullest extent authorized by the DGCL, of its officers and directors and persons serving at the request of RigNet in such capacities for other business organizations against all expenses (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by reason of his position with RigNet or such other business organizations. In addition, the Amended and Restated Bylaws provide that RigNet may, by action of its board of directors, provide indemnification to employees and agents of RigNet, individually or as a group, to such extent as, and in the manner that, the board of directors in its discretion at any time or from time to time authorize.

Insurance; Indemnification Agreements. The Company maintains directors’ and officers’ liability insurance which provides for payment, on behalf of the directors and officers of the Company and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as directors or officers of the Company and/or its subsidiaries, as the case may be.

The Company has entered into indemnification agreements with its directors and certain of its officers. Generally, such agreements provide that the Company shall indemnify each such officer and director to the fullest extent permitted by law if such officer or director is a party to or threatened to be made a party to any proceeding (including a proceeding by or in the right of the Company to procure a judgment in its favor) against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such officer or director in connection with the proceeding if the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, in a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as express in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our senior debt securities, subordinated debt securities, common stock or preferred stock. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. In addition to this summary, you should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. That warrant agreement, together with the terms of warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the terms of any series of warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	the anti-dilution provisions of such warrants;

•	the redemption or call provisions of such warrants;

•	provisions regarding changes to or adjustments in the exercise price;

•	the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	a discussion of any material United States federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Until they exercise their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon exercise, and will not be entitled to:

•	receive payments of principal of (or premium, if any, on) or interest, if any, on any debt securities purchasable upon exercise;

•	receive dividend payments, if any, with respect to any underlying securities; or

•	exercise the voting rights of any common stock or preferred stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of the following: senior debt securities, subordinated debt securities, shares of common stock or preferred stock, warrants or any combination of such securities.

The applicable prospectus supplement will describe:

•

the terms of the units and of any of our senior debt securities, subordinated debt securities, common shares, preferred shares or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	if applicable, a discussion of any material United States federal income tax considerations.

LEGAL MATTERS

In connection with particular offerings of our securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Fulbright & Jaworski L.L.P., Houston, Texas, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses (other than underwriting discounts and commissions) to be incurred by the Company in connection with the issuance and distribution of the securities registered under this registration statement.

SEC registration fee	$31,707
Printing expenses	$50,000	*
Legal fees and expenses	$100,000	*
Accounting fees and expenses	$100,000	*
Miscellaneous expenses	$28,293	*

Total	$310,000	*

*	Estimated solely for the purposes of this Item. Actual expenses may be more or less, depending on the nature of the offering and the type of security.

Item 15.	Indemnification of Directors and Officers.

The discussion under the heading “Description of Capital Stock—Indemnification of Directors and Officers” in the prospectus is incorporated by reference herein in its entirety.

Item 16.	Exhibits.

The exhibits listed in the Exhibit Index are filed as part of this registration statement.

Exhibit Number	Description

**1.1	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation and the Amendment thereto (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on October 1, 2010 (Registration No. 333-169723)).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on November 4, 2010 (Registration No. 333-169723)).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to our (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on November 29, 2010 (Registration No. 333-169723)).

4.2	Amended and Restated Registration Rights Agreement effective as of June 20, 2005, between RigNet, Inc. and the holders of our preferred stock party thereto (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on October 1, 2010 (Registration No. 333-169723)).

**4.3	Certificate of Designation, Rights and Preferences of the Preferred Stock

*4.4	Form of Senior Indenture of RigNet, Inc.

*4.5	Form of Subordinated Indenture of RigNet, Inc.

**4.6	Form of Senior Note.

**4.7	Form of Subordinated Note.

Exhibit Number	Description

**4.8	Form of Warrant Agreement.

**4.9	Form of Warrant Certificate.

*5.1	Opinion of Fulbright & Jaworski L.L.P.

*12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preference Dividends.

*23.1	Consent of Deloitte & Touche LLP.

*23.2	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)

*24.1	Powers of Attorney (included in signature pages).

**25.1	Form T-1 Statement of Eligibility of Trustee for the Indentures.

*	Filed herewith.
**	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K or other SEC filing in connection with an offering of securities.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that (A) paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by (1)(i) and (1)(ii) is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and (B) paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by (1)(i) and (1)(ii) is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

Provided further, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 15, 2011.

RigNet, Inc.

By:	/s/ Mark B. Slaughter
Mark B. Slaughter
Chief Executive Officer and President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark B. Slaughter, Martin Jimmerson and William D. Sutton, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any and all post-effective amendments) to this registration statement on Form S-3 and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Mark B. Slaughter Mark B. Slaughter	Chief Executive Officer, President and Director (principal executive officer)	December 15, 2011

/s Martin Jimmerson Martin Jimmerson	Chief Financial Officer (principal financial officer)	December 15, 2011

/s/ Thomas M. Matthews Thomas M. Matthews	Director	December 15, 2011

/s/ James H. Browning James H. Browning	Director	December 15, 2011

/s/ Charles L. Davis Charles L. Davis	Director	December 15, 2011

/s/ Kevin Neveu Kevin Neveu	Director	December 15, 2011

/s/ Kevin J. O’Hara Kevin J. O’Hara	Director	December 15, 2011

Signature	Title	Date

/s/ Keith Olsen Keith Olsen	Director	December 15, 2011

/s/ Brent K. Whittington Brent K. Whittington	Director	December 15, 2011

/s/ Ditlef de Vibe Ditlef de Vibe	Director	December 15, 2011

INDEX TO EXHIBITS

Exhibit Number	Description

**1.1	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation and Amendment thereto (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on October 1, 2010 (Registration No. 333-169723)).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on November 4, 2010 (Registration No. 333-169723)).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to our (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on November 29, 2010 (Registration No. 333-169723)).

4.2	Amended and Restated Registration Rights Agreement effective as of June 20, 2005, between RigNet, Inc. and the holders of our preferred stock party thereto (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on October 1, 2010 (Registration No. 333-169723)).

**4.3	Certificate of Designation, Rights and Preferences of the Preferred Stock

*4.4	Form of Senior Indenture of RigNet, Inc.

*4.5	Form of Subordinated Indenture of RigNet, Inc.

**4.6	Form of Senior Note.

**4.7	Form of Subordinated Note.

**4.8	Form of Warrant Agreement.

**4.9	Form of Warrant Certificate.

*5.1	Opinion of Fulbright & Jaworski L.L.P.

*12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preference Dividends.

*23.1	Consent of Deloitte & Touche LLP.

*23.2	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)

*24.1	Powers of Attorney (included in signature pages).

**25.1	Form T-1 Statement of Eligibility of Trustee for the Indentures.

*	Filed herewith.
**	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K or other SEC filing in connection with an offering of securities.